               Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-91178) pertaining to the Park National Corporation Employees Stock Ownership Plan of our report dated May 4, 2006, with respect to the financial statements and schedules of the Park National Corporation Employees Stock Ownership Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2005.
/s/ Ernst & Young LLP
Columbus, Ohio
June 5, 2006